Exhibit 99.1

Signature Group Holdings Announces Sale of NABCO

$78 Million Sale with Net Cash Proceeds of $56 Million

Significant Milestone to Completion of GRSA Acquisition

SHERMAN OAKS, Calif. January 12, 2015 -- Signature Group Holdings, Inc. (“Signature” or the “Company”) (OTCQX: SGGH) announces that it has closed the sale of North American Breaker Co., LLC (“NABCO”), its indirect wholly owned subsidiary, to an investor group led by PNC Riverarch Capital, a division of PNC Capital Finance, LLC (“PNC”), for a purchase price of $78 million.   Signature acquired NABCO in July 2011 for a purchase price of $36.9 million.

The all cash purchase price provided net proceeds of approximately $56 million after repayment of NABCO’s outstanding debt and certain other fees and expenses of the transaction. The Company estimates the sale of NABCO would have resulted in a pre-tax gain of approximately $40 million using its September 30, 2014 reported balances.  Signature intends to use the proceeds to pay a portion of the purchase price of the pending acquisition of the global recycling and specifications alloys business of Aleris Corporation (“GRSA”), and for general corporate purposes.

Signature previously announced its plan to finance the GRSA acquisition through a combination of debt and equity financings, including up to $125 million from a registered equity offering and a rights offering to Signature’s stockholders to purchase additional shares of common stock.  Signature now intends to reduce the size of the rights offering by using proceeds from the NABCO sale, a private placement of our common stock in October 2014 and a common stock offering completed in December 2014, to fund the acquisition.  Signature expects to commence the rights offering this month and to complete it and the GRSA acquisition in February 2015.

“Accretive growth is the focus of our company,” Signature Chairman and CEO, Craig T. Bouchard said, “With our sale of NABCO we can dramatically reduce the size of our upcoming rights offering. We look forward to completing the GRSA acquisition in February.”

GRSA is the largest independent aluminum recycler in the world and a market leader in North America and Europe. GRSA, headquartered in Cleveland, Ohio, converts aluminum scrap and dross into usable metal and specification alloys in molten, ingot and other forms to a wide range of industry sectors.  It employs approximately 1,600 people at twenty-four facilities in North America and Europe, and serves more than 300 customers worldwide.

Focal Point Partners, LLC and Sagent Advisors, LLC acted as financial advisors to Signature, and Crowell & Moring LLP and Blank Rome LLP acted as legal advisors.  Cohen & Grigsby, P.C. acted as legal advisor to PNC.

This press release is issued pursuant to Rule 135c of the Securities Act, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any proposed offering referenced herein will be made only by means of a prospectus supplement and the accompanying prospectus.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and GRSA’s businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and GRSA’s expansion and business strategies; Signature’s ability to satisfy the conditions to the GRSA acquisition and the related financings, and to ultimately consummate the GRSA acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Company Contact:

Jeff Crusinberry

Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com

Press Contact:

Dan Wilson, Ogilvy Public Relations

(212) 880-5346

dan.wilson@ogilvy.com